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                                                                   Exhibit 10.75

                                 AMENDMENT NO. 2
                                       TO
              TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT
                             COVERING MEN'S PRODUCTS

         This is Amendment No. 2 dated June 21, 2000 to the Trademark License and Technical Assistance Agreement for Men's Collections dated January 15, 1998 by and between Latitude Licensing Corp. and I.C. lsaacs & Co., L.P. covering Men's Products (the "Agreement"). An Amendment No. 1 was agreed upon and made effective on November 12, 1998. Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

         WHEREAS, the Parties have agreed to extend the Territory to Canada in order for the Licensor to grant to the Licensee the right to enter into a distribution agreement in Canada (the "Distribution Agreement").

         FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE TO AMEND THE AGREEMENT AS FOLLOWS:

1. TERRITORY EXTENSION At the end of Paragraph 2, the following Sub-Paragraph 2.2 (d) shall be added:

         "2.2 (D) THE LICENSE HEREIN GRANTED SHALL EXTEND TO CANADA ("CANADA"). LICENSOR HEREBY REPRESENTS IT HAS ALL NECESSARY RIGHTS TO PERMIT AND LICENSE THE ACTIVITIES CONTEMPLATED UNDER THIS AGREEMENT WITH RESPECT TO PRODUCT DISTRIBUTION IN CANADA."

2.       DISTRIBUTION AGREEMENT

         The Distribution Agreement must be submitted to the Licensor for approval and approved by the Licensor, in writing, before its signature by the Licensee and the Distributor, which approval shall not be unreasonably withheld or delayed. The term of the Distribution Agreement shall commence on its effective date and shall expire on December 31, 2001, with a right by the Distributor to continue the term for six additional periods of one year provided that the Distributor is not in breach of its payment and other material obligations and has met for the initial term the Target Minimum Sales described below. A replacement Distributor may he designated by the Licensee provided the terms are in accordance with this Agreement. The Distribution Agreement shall include the following terms:

         A)       TARGET MINIMUM SALES (IN CANADIAN DOLLARS)

                  - First year - 2001                $1,440,000
                  Assuming renewal after 2001
                  - Second year - 2002               $1,800,000
                  - Third year - 2003                $2,700,000
                  - Fourth year - 2004               $4,500,000
                  - Any year thereafter
                  (provided the Distribution
                  Agreement remains in place)        10% of the US Net Sales of
                                                     Men's Products of
                                                     the previous
                                                     calendar year.

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         B)      ROYALTIES

                 Royalties amounting to 6.25% of the annual Net Sales of products by the Distributor shall be allocated to the Licensor in the Distribution Agreement and paid to the Licensee quarterly by the Distributor. For purposes of products distributed by the Distributor in Canada, the Net Sales calculation shall be separate from the Net Sales calculation for Licensee's own products sales under this Agreement. The payment of the Minimum Royalties, made quarterly shall be adjusted to the actual Royalties received by Licensee, this at the time of the payment of the last quarter.

         C) PAYMENTS: Licensee shall arrange to receive payments of Royalties by the Distributor, within Twenty (20) days following the end of each quarter. Should such payments by Distributor not be received by Licensee within such delay, Licensee undertakes to send to Distributor a notice to cure default within Thirty (30) days, failing what Licensee shall terminate the Distribution Agreement.

         D)      ADVERTISING

                 The Distributor shall spend annually 3% of the annual Net Sales of Men's and Women's Products in Canada (wholesale shipment) in advertising in Canada. All advertising plans, strategy and campaigns shall be approved in advance by Licensor, which approval shall not be unreasonably withheld or delayed, and campaigns and images must be the same as those used in the USA. In the event the advertising is substantially the same as advertising approved by the Licensor for Licensee's use in the USA, no further approval of such advertising shall be required before its use in Canada. This obligation of the Distributor is limited to 3% of the aggregate of Net Sales of both Men's and Women's Products in Canada pursuant to both this Amendment and to Amendment No. 5 covering Women's Products.

         E)      MARKETING

                 Danny Gladstone or another Licensee representative designated by Licensee, shall supervise the sales and marketing strategies to be performed according to the same criteria used in the USA.

         F)      DISTRIBUTION AND IMAGE CONTROL

                 In order to control the distribution and image of the Products, Licensor may send, at its option, a representative from New York to the location in Canada where the Distributor is located or such other locations as agreed to by Licensor and Distributor, at Distributor's expense, twice (2) a year for not more than four days (4) each time. This obligation of the Distributor is limited to an aggregate of two (2) trips per year, pursuant to both this Amendment and to Amendment No. 5 covering Women's Products.

3. A) ROYALTIES PAYMENTS Licensee shall remit quarterly to the Licensor the Royalties calculated on 6.25% of the Net Sales (calculated as stated in Subsection 2B above) of the last quarter, this within 10 days of remittance of payment by Distributor. The Royalties paid by Licensee to Licensor with respect to Distributor's activities shall be the only Royalties Payments made by Licensee to Licensor with regards to sales in Canada and shall be calculated based on amounts actually collected by the Licensee from the Distributor and Licensee does not guarantee collection or payment of royalties amounts or royalties minimums owed by Distributor under the Distribution Agreement.

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         B)    MINIMUM ROYALTIES The Minimum Royalties to be paid by Distributor pursuant to this Paragraph 3A) shall be as follows (in Canadian Dollars):

                  - First year -  2001:                        $ 90,250
                  - Second year - 2002:                        $112,500
                  - Third year - 2003:                         $168,750
                  - Fourth -  2004:                            $281,250
                  - Any year thereafter
                  (provided the Distribution
                  Agreement remains in place):       6.25% of 10% of the US Net
                                                     Sales of Men's Products of
                                                     the previous calendar year.

         Each year, at the time of payment of the last quarter, the Minimum Royalties payment shall be adjusted to the actual Royalties received by Licensee from Distributor.

4. FASHION SHOWS Paragraph 10.1 of the Agreement shall be amended to mirror Article 10.1 of the Trademark License And Technical Assistance Agreement For Women's Collections and read as follows:

         "LICENSEE SHALL PARTICIPATE IN AND CONTRIBUTE TO THE COSTS AND EXPENSES OF TWO (2) ANNUAL FASHION SHOWS ("THE FASHION SHOWS"), PROVIDED THAT LICENSOR ACTUALLY IMPLEMENTS THE FASHION SHOWS. THE FIRST PARTICIPATION PURSUANT TO THIS AMENDMENT SHALL BE FOR THE FEBRUARY 2000 FASHION SHOW IN MILAN, ITALY AND SHALL BE PAID IN 2 EQUAL INSTALLMENTS OF $37,500 ON AUGUST 31, 2000 AND ON SEPTEMBER 30, 2000. FOR THE SUBSEQUENT FASHION SHOWS, LICENSEE SHALL, WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THE INVOICE PAY TO LICENSOR AN AMOUNT OF $75,000 TWICE PER CALENDAR YEAR. LICENSEE'S OBLIGATION TO PARTICIPATE IN THE FASHION SHOWS BY PAYING THE AMOUNTS INDICATED ABOVE SHALL BE AN INDEPENDENT OBLIGATION AND NO SUMS EXPENDED BY LICENSEE UNDER THIS PROVISION SHALL BE DEDUCTED FROM ROYALTIES PAYABLE TO LICENSOR, NOR FROM ANY OTHER AMOUNTS DUE AND OWING FROM LICENSEE TO LICENSOR UNDER THE TERMS OF THIS AGREEMENT.

         THIS PARTICIPATION CONCERNS INTERNATIONAL FASHION SHOWS THAT MAY TAKE PLACE IN AMERICA, EUROPE OR ASIA AND WHICH ARE INTENDED TO DEVELOP THE IMAGE OF THE PRODUCT AND OF THE TRADEMARK. AT THESE FASHION SHOWS, THE CLOTHES OF THE DIFFERENT LINES, MANUFACTURED BY DIFFERENT LICENSEES, SHALL BE PRESENTED. THE LICENSEE SHALL PROVIDE FREE OF CHARGE THE CLOTHES FOR THE FASHION SHOWS."

5.       EFFECTIVE DATE

         This Amendment is effective starting on the date first noted above until the termination or expiration of the Agreement, whichever is earlier.

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6.      FULL FORCE AND EFFECT

         Except for the terms amended by this Amendment, the Agreement as existing until the execution of the Amendment shall continue in full force and effect.

Dated:    June 21, 2000

LATITUDE LICENSING CORP.                     I.C. ISAACS & CO., L.P.

By:      /S/ PIERRE MARTIN                   By:      /s/ ROBERT J. ARNOT
   ---------------------------------            -------------------------------
Name:                                        Name:    Robert J. Arnot
Title:                                       Title:   Chairman & CEO








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